Exhibit 2.6

Ref. Nº 10,671/2004	Int. 25767/JF

LOAN RE-STRUCTURING, RE-FINANCING AND
RE-SCHEDULING AGREEMENT

BY
CORPBANCA, SCOTIABANK SUD AMERICANO Y
BANKBOSTON, N.A., CHILE BRANCH

TO
IBEROAMERICAN RADIO CHILE S.A.

AND

BLAYA Y VEGA S.A. AND OTHERS AS
SURETY AND JOINT AND SEVERAL CO-OBLIGORS

In the City of Santiago de Chile, on this twenty-fifth day of June, two thousand four, there appear before me, PATRICIO ZALDIVAR MACKENNA, Notary Public in charge of the Eighteenth Notarial Register of Santiago, having offices at Bandera three hundred and forty-one: CORPBANCA S.A., a banking institution, having tax-payer number 97,023,000-9, herein represented, as evidenced, by Mr. FELIPE CONCHA VALDERRAMA, Chilean, married, agronomic engineer, holder of ID Card Cédula Nacional de Identidad Nº 7,485,233-5, and Mr. PABLO DE LA CERDA MERINO, Chilean, married, lawyer, holder of ID Card Cédula Nacional de Identidad Nº 6,277,689-7, all of them establishing domicile ad litem for the purposes hereof at 1072 Huérfanos St., Santiago, Chile, hereinafter, either of them “CORPBANCA”; SCOTIABANK SUD AMERICANO, a banking institution, organized and validly existing pursuant to the laws of Chile, having tax-payer number 97,018,000-1, herein represented, as evidenced, by Mr. CLAUDIO TESSA FERRADA, Chilean, married, business engineer, holder of ID Card Cédula Nacional de Identidad Nº 7,428,959-2, and Mr. EDUARDO JOFRÉ PÉREZ, Chilean, single, business engineer, holder of ID Card Cédula Nacional de Identidad Nº 7,814,833-0, all of them establishing domicile ad litem for the purposes hereof at 226 Morandé Street, City of Santiago, hereinafter, either of them “Scotiabank”; BANKBOSTON N.A., Chilean Branch, a banking institution, having tax-payer number 97,041,000-7, herein represented, as evidenced, by Ms. PAULINA VALDÉS DEL RÍO, Chilean, single, business engineer, holder of ID Card Cédula Nacional de Identidad Nº 8,451,165-K, and Mr. LUIS RECABARREN MARTÍNEZ, Chilean, married, civil engineer, holder of ID Card Cédula Nacional de Identidad Nº 6,639,508-1, all of them establishing domicile ad litem for the purposes hereof at 3457 Apoquindo Ave., district of Las Condes, Santiago, hereinafter, either of them “Bankboston"; IBEROAMERICAN RADIO CHILE S.A., formerly IBEROAMERICAN RADIO HOLDINGS UNO CHILE S.A., a stock company devoted to the radio broadcasting and communications business, tax-payer number 96,867,990-2, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER, Chilean, married, business agent, holder of ID Card Cédula Nacional de Identidad Nº 5,204,743-9, and Mr. ANDRÉS FERNÁNDEZ WALKER, Chilean, married, business administrator, holder of ID Card Cédula Nacional de Identidad Nº 7,013,374-1, all of them establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them “IBEROAMERICAN” or the “DEBTOR”; CLAXSON CHILE S.A., formerly IBEROAMERICAN MEDIA HOLDINGS CHILE S.A., a stock company devoted to the telecommunications and investment business, tax-payer number 96,863,830-0, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, all of them establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them “Claxon Chile"; BLAYA Y VEGA S.A., a stock company devoted to the radio broadcasting business, tax-payer number 82,066,500-7, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, all of them establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “BLAYA”; IBEROAMERICAN RADIO HOLDINGS CHILE S.A., a stock company devoted to the radio broadcasting and communications business, tax-payer number 96,863,790-8, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, all of them establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “Radio Holdings”; COMPAÑÍA DE RADIOS S.A., a stock company devoted to the radio broadcasting business, tax-payer number 96,858,090-6, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “Compañía de Radios”; RADIODIFUSIÓN IBEROAMERICAN CHILE S.A., a stock company devoted to the radio broadcasting business, tax-payer number 96,863,820-3, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “Radiodifusión”; RADIODIFUSORA TRANSITORIA S.A., a stock company devoted to the radio broadcasting business, tax-payer number 96,858,070-1, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “Transitoria”; AURORA S.A., a stock company devoted to the radio broadcasting business, tax-payer number 96,890,490-6, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “Aurora”; SOCIEDAD DE RADIODIFUSIÓN EL LITORAL LIMITADA, a limited liability company devoted to the radio broadcasting business, tax-payer number 70,634,000-9, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “El Litoral”; and ABRIL S.A., a stock company organized and validly existing, pursuant to the laws of Chile, devoted to the radio broadcasting business, having tax-payer number 96,804,770-1, herein represented, as evidenced, by Mr. MARCELO ZUÑIGA VETTIGER and Mr. ANDRÉS FERNÁNDEZ WALKER, both of them as above-identified, establishing domicile ad litem for the purposes hereof at 1783 Eliodoro Yáñez St., district of Providencia, Santiago, hereinafter, either of them, “A bril”; each of Claxson Chile, Blaya, Radio Holdings, Compañía de Radios, Radiodifusión, Transitoria, Aurora, El Litoral, and Abril, hereinafter, the “Guarantor", and all of them, collectively, hereinafter, the “Guarantors".

All appearing parties being of age, and having evidenced their identity as first above referenced with their respective identity cards, state that they have agreed upon the execution of an agreement to re-schedule and re-structure the financial liabilities, and guarantee as joint and several co-obligors, hereinafter, either the “Loan Re-structuring Agreement” or the “Agreement", as follows:

FIRST: Definitions. For the purposes of this Agreement, unless otherwise defined herein, the following terms shall have the meanings specified below:

“Creditors” means, collectively, Corpbanca, Scotiabank, and Bankboston, and their respective successors and assigns. “Fiscal Year” means each annual period commencing January 1st and ending December 31st of each calendar year. “Banks” means Creditors. “Agent Banks” means Corpbanca and Scotiabank, both as above identified, or whoever shall substitute or replace them at any time, pursuant to a Creditors’ agreement. “Administrative Agent Bank” means Corpbanca, as above identified, or whoever shall substitute or replace it at any time, pursuant to a Creditors’ agreement. “Material Adverse Change” means any event, circumstance, or fact which shall have a materially adverse effect on: (a) the business, the assets, the operations, or the financial status of Debtor; or (b) the validity or the legal enforceability of this Agreement; “Fees” means the Structuring Fee, the Administrative Agent Bank Fee, and the Agent Banks’ Fee, as described in Clause Nineteenth of this Agreement. “Control” has the meaning assigned to this term in section ninety-seven of Law Nº 18045, or Securities Exchange Market Law. “Loans” has the meaning assigned to this term in Second clause (D) hereof. “Outstanding loans” has the meaning assigned to this term in Second clause (B) hereof. “New Loans” has the meaning assigned to this term in Second clause (C) hereof. “Total Financial Debt” means the financial obligations consolidated with banks and financial institutions and with the public at large –including obligations documented by promissory notes, notes, commercial papers, and alike–; liabilities and accounts and documents payable to institutions associated to banks and financial institutions, short- and long-term leasing transactions; and contingent financial obligations, all determined as per the generally accepted accounting principles ruling in Chile. “Banking Business Day” means any day on which commercial banks are required to be open to the public. Notwithstanding this, for the purposes of computing legal and Court periods, a Banking Business Day will have the meaning assigned to such expression by the law of the place where such period shall be computed. “Loan Documents” means this Loan Re-structuring Agreement and any Promissory Notes as may be amended, extended and/or issued and signed in connection with this Agreement. “EBITDA” means, for any period, the sum of the consolidated Operating Income (loss) –line five . thirty-one . eleven . zero zero of FECU, and (i) the depreciation of Fiscal Year –line five-fifty . thirty . zero five of FECU, and (ii) the Amortization of Intangibles –line five . fifty . thirty-ten of FECU. “Related Companies” means, with respect to DEBTOR, the companies described in section one hundred of the Securities Exchange Market Law. “FECU” means Ficha Estadística Codificada Uniforme [Statistical Uniform Encoded Record] on which the financial statements are reported in accordance with Superintendencia de Valores y Seguros de Chile [the Chilean Superintendence of Securities and Insurance], and prepared in accordance with the generally accepted accounting principles of Chile. “Financial Expense” means total expenses pursuant to tine five . thirty-one . twelve. sixty of FECU. “Greater Santiago” means the territory comprising the following thirty-four districts of the Metropolitan Region of Chile: Cerrillos, Cerro Navia, Conchali, El Bosque, Estación Central, Huechuraba, Independencia, La Cisterna, La Florida, La Granja, La Pintana, La Reina, Las Condes, Lo Barnechea, Lo Espejo, Lo Prado, Macul, Maipú, Ñuñoa, Pedro Aguirre Cerda, Peñalolén, Providencia, Pudahuel, Quilicura, Quinta normal, Recoleta, Renca, San Joaquín, San Miguel, San Ramón, Santiago, Vitacura, San Bernardo, and Puente Alto. “Extension Sheets” has the meaning assigned in the Sixth Clause of this Agreement. “Management Fees” means the remuneration payable by DEBTOR and its affiliates to the Related Companies for the services provided by the latter. “Applicable Margin” has the meaning assigned in Sixth Clause of this Agreement. “Promissory Note(s)” means the promissory notes documenting the Outstanding Loans, copies of which are attached as Annex A hereof, and the New Loans, pursuant to the Second Clause (D) hereof. “Net Worth” means, with respect to any Person, line five . twenty-four . zero zero . zero zero of FECU, stated in pesos. “Person” means, whenever such term is used to define DEBTOR’s obligations under this instrument, any natural or legal person, and any association, joint venture, firm, or company. “Pesos” means the legal currency in force in Chile. “Local Rating” means the DEBTOR’s solvency rating, given by at least one of the local risk rating agencies working in Chile and related to S&P, Moody’s or Fitch. Where no such agencies exist, those registered with Superintendencia de Valores y Seguros, satisfactory to the Banks, will be considered. “Financial Expense Coverage Ratio” means EBITDA divided by Financial Expense. “Financial Indebtedness Ratio” means dividing the Overall Financial Debt by EBITDA. “Interest Rate” has the meaning assigned in the Sixth Clause of this Agreement. “Base Rate” means the Bank rate (TAB) for 180-day re-adjustable Transactions as determined by the Asociación de Bancos e Instituciones Financieras de Chile A.G. [Association of Chilean Banks and Financial Institutions] on the 29th day of July, 1992, and passed onto the Santiago Notarial Record in charge of Mr. Raúl Undurraga Laso, as at August 7, 1992, and published on the Official Gazette dated August 22, and 28, 1992, a combined text of which was agreed on the Association’s Board meeting of November 14, 2003, and transcribed as deed at Mr. Raúl Undurraga Laso’s Notarial Register on January 13, 2004, volume one hundred and forty-seven, a briefing of which was published on the Official Gazette dated January 17, 2004.

SECOND:

A. Background. (One) By deed dated April 26, 2000, authorized by the Santiago’s Notary Public Mr. Eduardo Pinto Peralta, Notarial Record 8,799/2000, Corpbanca, Scotiabank, Bankboston, and former Banco de A. Edwards (now, Banco de Chile), in their capacity as creditors, granted a loan to DEBTOR for the amount in Pesos of 1,173,570 equivalent to twenty-five Unidades de Fomento [Promotion Units], equivalent as at that date to 35 million United States Dollars, which amount was disbursed in full by creditors in favor of DEBTOR on that same date, pursuant to the terms and conditions set forth in the above-mentioned public Deed. The loan was instrumented in ten promissory notes executed by DEBTOR, on the date of disbursement, made to the order of each of the above-mentioned creditors; copies of such promissory notes are attached as ANNEX A hereof, and are an integral part of this instrument. (Two) By deed that amended the syndicated loan facility agreement, dated December 12, 2002, as authorized by the Santiago’s Notary Public Mr. Eduardo Avello Concha, Notarial Record 14,259/2002, the loan agreement identified in the preceding sub-paragraph (One), was amended with respect to the terms stated in the above-mentioned public deed, as well as to the promissory notes subscribed by DEBTOR to the order of every one of the creditors. (Three) By loan assignment deed, authorized on the date hereof and by the same Notary Public, on Notarial Record 10,670 / 2004, by and between Banco de Chile –in its capacity as legal successor of Banco de A. Edwards– and Bankboston, in the capacity as assigning banks, and Corpbanca and Scotiabank, in the capacity of assignee banks, (i) Banco de Chile assigned to Corpbanca the claims for which it had title to, as against the DEBTOR pursuant to the agreement identified in Section One above, amended as mentioned in Two above, and endorsed the Promissory Notes numbered One and Two subscribed by DEBTOR to the order of Banco de A. Edwards (now Banco de Chile) which notes accounted for the assigned obligations; and (ii) Bankboston partially assigned to Scotiabank the claims it held as against DEBTOR under the loan agreement identified in Section One above, amended as mentioned in Two above, and endorsed the Promissory Note number 9 subscribed by DEBTOR to the order of Bankboston which note accounts for the assigned obligations.

B. Outstanding loans. Pursuant to the agreements identified in A above and the promissory notes, copies of which are attached as Annex A hereof, and which are integral part of this instrument, DEBTOR, as at the date hereof, owes to every one of the Creditors appearing before me for this deed, the following amounts: One) with respect to Corpbanca, Debtor acknowledges having a debt with, and owe to Corpbanca, in respect of principal, the overall amount of 209,395 0 420 Unidades de Fomento [Promotion Units]; Two) with respect to Scotiabank, Debtor acknowledges having a debt with, and owe to Scotiabank, in respect of principal, the overall amount of 123,173 ,0 5,518 Unidades de Fomento [Promotion Units]; and Three) with respect to Bankboston, Debtor acknowledges having a debt with, and owe to Bankboston, in respect of principal, the overall amount of 98,538 , 8,416 Unidades de Fomento [Promotion Units]. All obligations due and payable by DEBTOR to the above-mentioned Creditors and identified in the preceding sections of this Clause, amount to an overall amount in respect of principal, of 431,107 , 4,411 Unidades de Fomento [Promotion Units], which, for the purposes of this Agreement, will be referred hereinafter as “Outstanding Loans”. The parties hereby agree that any and all interest accrued as at this date in respect of the Outstanding Loans, have been paid on the date hereof by DEBTOR to Creditors, as appropriate, and Creditors hereby acknowledge receipt of the payment to their entire satisfaction.

C. New Loans. Creditors hereby grant and disburse to IBEROAMERICAN RADIO CHILE S.A. the following loans: One) Corpbanca grants and disburses to DEBTOR a loan for a principal amount of 60,604 comma 9,580 Unidades de Fomento; Two) Scotiabank grants and disburses to DEBTOR a loan for a principal amount of 51,826 comma 4,482 Unidades de Fomento; and Three) Bankboston grants and disburses to DEBTOR a loan for a principal amount of 6,461 comma 1,584 Unidades de Fomento; the loans referred to above and amounting to an overall principal sum of 118,892 comma 5,646 Unidades de Fomento will be referred to, hereinafter, as the “New Loans", and DEBTOR hereby declares to have received through its appointed proxies, the above-mentioned amounts to its entire and absolute satisfaction. The New Loans are documented through promissory notes subscribed on the date hereof by DEBTOR to the order of every one of the Creditors, and endorsed by every one of the GUARANTORS, for the amount of their respective loans.

D. Acknowledgement of Debt. Consequently, pursuant to the acknowledgements of debt contained in paragraph B of this Second Clause and of the New Loans disbursed as provided in Paragraph C above, DEBTOR hereby acknowledges its debt owned as at the date hereof to every one of the Creditors appearing before me, in the amounts listed below: One) , DEBTOR hereby acknowledges and assumes to owe to Corpbanca an overall principal amount of 270,000 Unidades de Fomento; Two) DEBTOR hereby acknowledges and assumes to owe to Scotiabank an overall principal amount of 175,000 Unidades de Fomento; Three) DEBTOR hereby acknowledges and assumes to owe to Bankboston an overall principal amount of 105,000 Unidades de Fomento. All above-mentioned amounts referred to in this paragraph D, owed by DEBTOR to Creditors, amount to an overall principal sum of 550,000 Unidades de Fomento, and will be referred to hereinafter for all purposes relating to this Agreement as “the Loans"; and the promissory notes evidencing both the Outstanding Loans and the New Loans, will be referred to hereinafter as "the Promissory Notes"; copies of all Promissory Notes are attached hereto as ANNEX A, and are integral part of this Agreement. It is hereby agreed that the above-listed amounts, taking the payment of the amounts in respect of interest into account, as referred to in the Sixth Clause below, are the only amounts owed by DEBTOR, as at the date hereof, to Creditors under the loan agreement identified in Item One, paragraph A of this Clause, as amended by the deed identified in Item Two Paragraph A of this Clause, the Promissory Notes, and this Agreement. In addition, it is expressly agreed that the Stamp Tax levied on the Promissory Notes has been paid and acknowledged, as provided by law, fully and in due course, prior to the date hereof, with respect to the Outstanding Loans, and to the New Loans.

THIRD: Re-scheduling, Re-structuring, Re-financing, and Amendment. Pursuant to this Deed, both Creditors and DEBTOR, as represented by the representatives first above written and appearing before me, hereby agree, with no novation intent involved, on the re-scheduling, re-structuring, re-financing, and amendment of the Outstanding Loans, pursuant to the terms and conditions described in the clauses below of this Agreement and in the extension sheets to be attached to the relevant Promissory Notes, as provided in the Fourteenth Clause hereof.

FOURTH: Adjustability. The Loans principal amount owed by IBEROAMERICAN to the Creditors will be determined and paid in Pesos, at the Unidad de Fomento rate in force on the respective payment date thereof, provided that, if payment shall be made after the stated maturity, and on such date the Unidad de Fomento rate shall be higher, then, the latter rate shall be used. Pursuant to the provisions of paragraph nine of Section 35 of the Charter of Chilean Central Bank, contained in section one of Law 18,840, published on the Official Gazette of October 10, 1989, the parties hereto agree that, if for whichever reason, either the Unidad de Fomento, or its current calculation modality no longer existed, all obligations stated in Unidad de Fomento under this Agreement will continue to be governed by the rules therefore in force as at such date, unless the parties agree on replacing such rules for a new system for the adjustment of Chilean banks transactions, as issued by the Central Bank of Chile.

FIFTH: Loan principal Payment Dates. Creditors and DEBTOR hereby agree to, as from the date hereof, re-schedule the Loans, and further agree on a long-term debt re-structuring with final maturity date on June 5, 2009, in accordance with the partial maturities and payment schedules described below in this Fifth Clause. Accordingly, DEBTOR hereby unconditionally assumes the obligation to pay to Creditors, pro rata to their loans, the principal amounts owed in respect of the Loans in ten semi-annual and consecutive installments, in the following amounts, which will be distributed on a pro-rata basis among the Creditors: One) first principal payment installment: 22,000 Unidades de Fomento with maturity date on December 5, 2004, as follows: a) to Corpbanca: the amount of 10,800 Unidades de Fomento; b) to Scotiabank: the amount of 7,000 Unidades de Fomento; and c) to Bankboston: the amount of 4,200 Unidades de Fomento; Two) second principal payment installment: 22,000 Unidades de Fomento with maturity date on June 5, 2005, as follows a) to Corpbanca: the amount of 10,800 Unidades de Fomento; b) to Scotiabank: the amount of 7,000 Unidades de Fomento; and c) to Bankboston: the amount of 4,200 Unidades de Fomento; Three) third principal payment installment: 55,000 Unidades de Fomento with maturity date on December 5, 2005, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Four) fourth principal payment installment: 55,000 Unidades de Fomento with maturity date on June 5, 2006, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Five) fifth principal payment installment: 55,000 Unidades de Fomento with maturity date on December 5, 2006, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Six) sixth principal payment installment: 55,000 Unidades de Fomento with maturity date on June 5, 2007, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Seven) seventh principal payment installment: 55,000 Unidades de Fomento with maturity date on December 5, 2007, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Eight) eighth principal payment installment: 55,000 Unidades de Fomento with maturity date on June 5, 2008, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; Nine) ninth principal payment installment: 55,000 Unidades de Fomento with maturity date on December 5, 2008, as follows a) to Corpbanca: the amount of 27,000 Unidades de Fomento; b) to Scotiabank: the amount of 17,500 Unidades de Fomento; and c) to Bankboston: the amount of 10,500 Unidades de Fomento; and Ten) tenth principal payment installment: 121,000 Unidades de Fomento with ma turity date on June 5, 2009, as follows a) to Corpbanca: the amount of 59,400 Unidades de Fomento; b) to Scotiabank: the amount of 38,500 Unidades de Fomento; and c) to Bankboston: the amount of 23,100 Unidades de Fomento; each of the above-mentioned principal payment dates, is referred to as a “Principal Payment Date” for all purposes relating to this Agreement, and each principal installment payable on such dates is referred to as an “Amortization.”

SIXTH: Interest. The Loans principal amount owed accrues an interest rate computed from the date hereof to the date of full and effective payment of the Loans principal based on the 180-day TAB rate plus the following annual margin: if DEBTOR’s Local Rating is “BBB” or less, the applicable margin will be three annual percent points; if DEBTOR’s Local Rating is “BBB+”, the applicable margin will be two point five annual percent points; if DEBTOR’s Local Rating is “A-”, the applicable margin will be two point twenty-five annual percent points;

and if DEBTOR’s Local Rating is “A” or more, the applicable margin will be two annual percent points; thereafter, the annual margin will be referred to as the “Applicable Margin", and the TAB Rate plus the Applicable Margin will be referred to as the “Interest Rate.” For the first Interest Period and provided that the DEBTOR’s Local Rating shall not suffer any change, the Applicable Margin is set at two point five annual percent points. For subsequent maturities, the Applicable Margin will be subject to changes only if and provided that DEBTOR’s rating shall suffer any change, as referred to above. Any change in DEBTOR’s Local Rating during an Interest Period will be considered only if such change continues by the commencement of the following Interest Period. In the event that the referred TAB Rate were not reported in the future, and/or that such Rate were not set or suggested by the Banks Association, the applicable interest rate will be the rate that results from adding the Applicable Margin to the “Basic Rate” as described below. Such Basic Rate will be the rate informed fortnightly by the Central Bank of Chile and published on the Official Gazette, for adjustable 90 to 365-day deposits, annual base, average fortnightly interest rate (TIP) increased in the mandatory legal reserve for this kind of deposits, discounted of the interest established in Article III.A.two of the Compendio de Normas Financieras [Financial Rules Summary]. In the event that no TIP Rate was published or certified by the Central Bank, or that TIP Rate no longer existed, the Basic Rate will be the Banks’ average deposit-taking interest rate for 180-day commercial lending. In the event that DEBTOR or any other obligated payer would contest any one or more of the elements making up the agreed rate, the maximum usual interest rate for this kind of transactions will be used instead. The preceding sentence will not apply where the objection refers to number or calculation errors. Interest, as calculated by applying the Interest Rate to the Loans principal amount owed, shall be payable together with each Amortization, on each Date of Principal Payments. For the purposes of this Agreement, each above-referenced interest payment date will also be referred to, as an “Interest Payment Date”, and each semi-annual period immediately prior to an Interest Payment Date, including the first day, but excluding the last day, will hereinafter be referred to as an “Interest Period.” All interest amounts will be calculated on the basis of a 365-day year and on the number of days actually lapsed during the relevant period. If any Principal Payment Date or Interest Payment Date shall fall on a day that is not a Banking Business Day, that mere fact will automatically postpone the Principal Payment Date or Interest Payment Date to the immediately following Banking Business Day, provided, however, that if as a result of such extension, the payment shall have to be made on the following calendar month, such payment will be made on the immediately preceding Banking Business Day. In such event, the payment will include any amount in respect of interest accrued until the actual date of payment, and the new Interest Period will be computed from the date, as discussed above, of actual interest payment to the next Interest Payment Date. The parties hereby agree that the Promissory Notes in respect of the Loans shall be changed, from time to time, only if the Applicable Margin changes, as discussed above. For such purposes, DEBTOR hereby undertakes to sign the relevant Promissory Note extension sheets, to Creditors’ satisfaction, and in the form attached as Annex B hereof, which Annex is an integral part of this Agreement, signed by DEBTOR’s representative(s) and each Guarantor as surety, which signatures will be duly legalized by Notary Public, on the com mencement date –at most– of the Interest Period to which the new Applicable Margin will apply, but only to the extent that such Applicable Margin has changed. The parties hereby additionally accept that for the purpose of evidencing the applicable interest rate, and/or the rate ruling for the Loans from time to time during the effectiveness thereof, the Banks shall, through the Administrative Agent Bank, use any means of evidence, including certificates or statements issued by the Banks Association proper, and in the case of the substitute rate, of the publications on the Official Gazette or Central Bank evidences, at the Administrative Agent Bank’s option.

SEVENTH: Payment. Taxes. Any amount payable by IBEROAMERICAN to the Banks hereunder shall be made at the Administrative Agent Bank’s address at 1072 Huérfanos St., Santiago, Chile. Any and all payments shall be made before noon of the relevant payment day, at the stated address, with immediately available funds deposited with the bank checking account to be designated by the Administrative Agent Bank and notified to DEBTOR. Any payment received after such date and time will be deemed, only at Creditors’ discretion, as made on the following Business Day. In turn, the Administrative Agent Bank will, prior to 2 PM of the same day, notify each Creditor the amount relevant to each such Creditor out of the DEBTOR’s payments as if the DEBTOR had paid them to the Administrative Agent Bank. Additionally, subject to the provisions of this Seventh Clause, any and all payments made by DEBTOR under this Agreement and the Promissory Notes, shall be net, and free of withholdings in respect of any present or future tax levied by operation of the laws of Chile on this type of loan, with the exception of the first category tax levied on the respective Creditors’ income. In any event, all taxes imposed on the instruments evidencing the Loans will be at the DEBTOR’s sole expense, and DEBTOR hereby assumes this tax-paying obligation at any Creditor’s mere request.

EIGHTH: One) Voluntary Pre-payment. a) DEBTOR may, on any Interest Payment Date, and at no additional cost for DEBTOR, pay for the Loans, in full or in part, provided, however, that the following conditions shall be met: (i) DEBTOR shall previously send an irrevocable written notice to the Administrative Agent Bank, stating its decision to make a voluntary pre-payment of the Loans, which notice shall be sent not less than five Business Banking Days in advance of such pre-payment date, indicating the amount that will be pre-paid, as provided in this Eighth Clause; and (ii) each full or partial Loan prepayment shall be made to all Creditors, pro-rata to their holdings in the overall outstanding principal amount of the Loans; and (iii) each partial pre-payment of the Loans shall at least be for an amount equivalent to one or more principal installments. b) Additionally, DEBTOR may fully or partially pre-pay the Loans, at any date other than the above-specified date, provided, however, that the requirements described in a) above shall be complied with, and, that DEBTOR shall additionally pay for the break funding cost, equivalent to the cost that results from applying the plus difference (if any) between the 180-day TAB Rate inherent in the Loans upon the pre-payment, and the market rate ruling on the same date, on the unpaid principal amount, and for the number of days until the closest following principal or interest payment maturity date. Voluntary pre-payments made pursuant to this Clause will be applied to not-yet due Loan Amortizations, in the reverse order of maturity. Two) Obligatory Pre-payment. In the event that the parties indirectly controlling DEBTOR, i.e., the Cisneros Group, and Hicks, Muse, Tate & Furst Inc., will no longer have an indirect Control over Iberoamerican Radio Chile S.A., Creditors may request IBEROAMERICAN either the full or partial pre-payment of the Loans. No Change of Control will be deemed to exist in the case of changes among the above-referred controlling parties of the equity or corporate shares they currently hold over the Chilean or foreign companies through which they control DEBTOR, provided, however, that such change shall not involve the loss of Control over DEBTOR. In the case of a Change of Control, DEBTOR will be obligated to report it to the Administrative Agent Bank within five Banking Business Days from receiving notice thereof. Under such circumstance, the provisions of One) b) of this Clause will apply.

NINTH: Penalty Interest. In the case of default, or mere delay, in the payment of principal and/or interest on Loans, interest will be capitalized as provided in Section 9 of Law Nº 18,010, accruing a penalty interest equivalent to the maximum usual rate permitted for adjustable transactions in national currency, in force on the date of default or on the date of actual payment of such penalty interest, whichever is higher. The penalty interest will be calculated on the principal amount owed from default, or mere delay, in payment up to the date of actual payment of the amounts owed, notwithstanding any other rights that Creditors may exercise as provided by the law.

TENTH: Fund Costs Increase. If as a result of any statutory or regulatory ruling issued or enacted by any authority, and applicable to Creditors (i) there shall be required, modified, or applied any reserve, special deposit, bank cash reserve requirement as against the assets, deposits or loans granted by Creditors; or (ii) there shall be imposed on Creditors, or on the Chilean market, another condition or requirement affecting this Agreement, or the loans granted by such Creditors, and the result of any (i) and/or (ii) above shall be an increase of Creditors’

costs to maintain the Loans, or else, a reduction of the amount of any sums received, or to be received by Creditors under the Loans, whether in respect of principal, interest, or otherwise, then, DEBTOR shall pay to Creditors an additional amount or amounts as setoff in respect of such additional costs incurred.

ELEVENTH: Representations and Guarantees: DEBTOR represents and warrants that: (a) The Debtor is duly organized and validly existing under the laws of Chile, with its powers and authority validly issued and standing, and has taken all actions necessary to execute and perform this Agreements on the terms and conditions thereof. (b) The execution and performance of this instrument, and the provisions hereof do not conflict withm or result inm a breach or violation of any law applicable to Debtor, the by-laws of DEBTOR, or any valid agreement or instrument to which DEBTOR is a party. (c) All consents, licenses, authorizations and approvals of any Governmental Authority or any other third party, that are necessary for the execution, validity, and enforceability of this document have been obtained prior to the execution hereof. (d) Each of the Loan documents –both this instrument and the Promissory Notes– constitute its legal, valid, and binding obligations. (e) As at the date hereof, and from December 31, 2003, no Adverse Material Change has occurred to Debtor. The occurrence of an Adverse Material Change will be either qualified or rated solely by Creditors. (f) As of the date hereof, no legal proceedings are pending or threatened before any court or governmental agency or otherwise against DEBTOR which might materially and adversely affect the Debtor’s financial condition, business or operations, or which might affect the validity, or restrain the performance of any Debtor’s obligations under this instrument. It is understood that the conditions listed above are of a nature that obligates DEBTOR to report them as a material event, if appropriate, in the manner provided by the law, and in the understanding that no facts are maintained in reserve, which shall be, or currently are, in the process of being disclosed. (g) As of the date of this instrument, none of the events described in the Fourteenth Clause hereof, and which qualify for acceleration affect DEBTOR. (h) As of the date hereof, there are no tax, social security, or labor or other preferential claims due and payable. (i) All consents, authorizations, decrees, licenses and approvals of, or by, any Governmental Authorities or other Regulatory Agencies that are necessary for the normal operations and commercial performance of DEBTOR in the long-term are in full force and effect. (j) As of the date hereof, DEBTOR is controlled by Claxson Chile, with a direct and indirect stake held of 99.99% share of DEBTOR’s capital stock, equivalent to 17,913,108 shares of the DEBTOR’s stock.

TWELFTH: Affirmative Covenants. While this Agreement is in full force and effect and until every one and all amounts owing under this Agreement and the Promissory Notes have been paid in full, the DEBTOR and the Guarantors, excluding Claxson Chile, except in the cases expressly listed below in this Clause, covenant and agree as follows, which covenants are expressly accepted by Creditors: One) Send to each Creditor (a) including to Claxson Chile, within 120 days after the closing of each Fiscal Year, the audited annual financial statements; (b) within sixty days after the end of each quarter, the audited quarterly financial statements, with limited auditors’ review; (c) within thirty days after the end of each month, the monthly Cash Flows statement which will include a break-down of expense items arising from Management Fees, prepared by the direct method; Two) Send to the Banks, and to Claxson Chile, on a quarterly basis, a certificate signed by the DEBTOR’s General Manager or Finance Manager, and by every one of the Guarantors, respectively, of compliance with all affirmative and negative covenants assumed by DEBTOR and Guarantors pursuant to this Twelfth Clause and to the Thirteenth Clause hereof. Three) Furnish every one of the Creditors, and Claxson Chile, with all administrative, corporate, financial, commercial, and accounting information, and generally, with any information relating to the management and development of the business of DEBTOR, Guarantors, and the respective Affiliates thereof, as Creditors may reasonably request, and relevant to assess and control the performance of DEBTOR’s and Guarantor’s obligations under this Agreement. Four) Promptly, and in any event within ten days from becoming aware thereof, send notice in writing to the Administrative Agent Bank, and to Claxson Chile of (a) the occurrence of any default of the affirmative and negative covenants contained in this Twelfth Clause and to Thirteenth Clause hereof, by any of them, or of an Event of Default referred to in the Fourteenth Clause of this Agreement; and (b) about the occurrence of a material non-reserved event, within the same period in which such events shall be reported by DEBTOR to the Superintendencia de Valores y Seguros pursuant to the statutory rules in force. Five) Compliance, including Claxson Chile, with all laws, regulations, rules, and Governmental requirements applicable to them; keeping of their corporate books and records as required by the law; and doing whatever is necessary or required to maintain all its rights, franchises, patents, licenses, and industrial property rights and copyrights in full force and effect, and as provided by the law, unless failure to do so shall not reasonably give rise to a Material Adverse Change. Six) Set up and keep adequate accounting systems in pesos, the legal currency of Chile, based on the generally accepted accounting principles of Chile, in such a manner that the performance of the obligations contained in item eight of this Clause, items four, seven, and nine of the Thirteenth Clause, and other obligations hereof, as appropriate, will be determined on the basis of DEBTOR’s and Guarantors’ consolidated financial statements; additionally, of DEBTOR’s and Guarantors’ annual, individual, and consolidated financial statements, except Claxson’s, which shall be prepared by DEBTOR and/or Guarantors, and later audited by auditing firms of international renown. Seven) DEBTOR shall make provisions and allowances for any adverse contingency that may adversely affect its business, financial condition or its operating results, which provisions and allowances shall be disclosed on DEBTOR’s financial statements, where appropriate, in accordance with the generally accepted accounting principles of Chile. Eight) DEBTOR shall on a consolidated basis, maintain: (a) an Interest Expense Coverage Ratio of not less than 4.0 times; (b) a Financial Debt ratio of less than or equal to 3 times as from December 2004; of less than or equal to 2.5 times, as from December 2005; and of less than or equal to 2 times, as from December 2006; (c) a minimum consolidated Equity of 800,000 Unidades de Fomento, with the exception of tax changes and/or changes in a generally accepted accounting principle (“GAAP”) affecting the financial statements; (d) Overall Financial Debt: of less than or equal to 650,000 Unidades de Fomento throughout 2004; of less than or equal to 600,000 Unidades de Fomento as from June 30, 2005; and of less than, or equal to 500,000 Unidades de Fomento as from December 31, 2005. The above-mentioned financial obligations will be measured by the DEBTOR’s consolidated quarterly financial statements, with limited review, taking into account, for the respective calculation purposes, the twelve-month period immediately preceding closing date of each quarter; except for the calculation made on the closing of the forth quarter of each calendar year, which will be made with the DEBTOR’s annual consolidated and audited financial statements. Nine) DEBTOR undertakes to maintain the local risk rating in full force and effect by at least one risk rating agency of renown. Ten) DEBTOR will maintain the guarantees referred to in the Sixteenth Clause hereof in full force and effect, including Claxson Chile. Eleven) DEBTOR will maintain the fixed assets in good operating condition, and insured in the amounts and against the risks that are usual for the insurance of such assets by industries alike DEBTOR’s. Twelve) Deliver to each Creditor, pursuant to the provisions of the Sixth Clause hereof, the related Promissory Note extension sheets, to Creditors’ satisfaction and in the format attached as ANNEX B hereof, signed by DEBTOR’s representative(s), and by every one of Guarantors’ as surety, including Claxson Chile, and duly authorized by Notary Public, by not later than the commencement of the Interest Period to which the new Applicable Margin will apply and only in the event that this Applicable Margin shall change.

THIRTEENTH: Negative Covenants. DEBTOR and Guarantors, excluding Claxson Chile, except in the cases expressly listed below in this Clause, covenant and agree, while this Agreement is in full force and effect and until every one and all amounts owing under this Agreement and the Promissory Notes have been paid in full, that they will not: One) spin-off, transform, merge into or consolidate with any other entity. Re-structuring and/or mergers of DEBTOR and of Guarantors, including Claxson Chile, or among the latter, will be permitted, provided that they shall not be detrimental to DEBTOR’s solvency or its surplus generating capacity; Two) Create and assume, without the prior written consent of Creditors: (i) any pledge, mortgage, or any other surety or security interest, or lien, and (ii) any security interest or surety, provided, however, that DEBTOR’s or any of Guarantor’s performance bonds created or assumed in the ordinary course of business shall be excluded; Three) Make payments to Related Companies, other than in respect of dividends, without the prior written consent of Creditors, in respect of financial obligations or payments on any other obligation, provided, however, that the amounts payable by DEBTOR in settlement of debts with Related Companies, as provided in item Six of this Clause shall be excluded from this payment restriction. Four) Dispose, without the prior written consent of Creditors, of fixed assets for an amount in excess of 10% of the total value of its assets necessary to carry on its main business, to companies other than DEBTOR or Guarantors, which value shall be the book value of such fixed assets, as stated on the last audited Financial Statements of DEBTOR and of Guarantors. It is expressly agreed that DEBTOR is authorized to re-negotiate the current leasing of the real estate occupied by its premises at 1783 Eleodoro Yáñez St., Providence, Santiago, whether as a leasing or other options available in the financial system; Five) Dispose, without the prior written consent of Creditors, investments on fixed assets for total annual amounts in excess of 28,000 Unidades de Fomento, of which, up to 12,000 Unidades de Fomento at most, may be allocated to the addition of fixed assets, and 16,000 Unidades de Fomento at most, may be allocated to the acquisition of telecommunication licenses. Notwithstanding this, if (i) the total amount of the investment in fixed assets on a given Fiscal Year was lower than the maximum permitted amount for such Fiscal Year –prior to adding any surplus– then, the surplus may be added to the amount of fixed asset investments permitted for any immediately following Fiscal Year, in such a way that surpluses may accumulate indefinitely and may be added to one or more of the following Fiscal Years; Six) in the case of DEBTOR, make payments in respect of current liabilities with Related Companies, when the Financial Indebtedness Ratio, as measured in the preceding quarterly period, at consolidated level, is higher than 2.5 times, or a minimum and disposable reserve has been established, in cash or securities, equivalent to the overall amount payable on the closest principal and interest payment date. In addition, it is expressly agreed that DEBTOR is authorized to allocate up to an amount equivalent to 119,000 Unidades de Fomento, for New Loans, to the payment of current liabilities with Related Companies; Seven) do transactions with Related Companies unless they are: (i) on market terms, and (ii) within the ordinary course of business; Eight) in the case of DEBTOR, make Management Fee payments for annual amounts in excess to the amount currently arranged with Claxson Chile. In connection with this covenant, it is expressly agreed that the agreement executed by DEBTOR with its parent company, Claxson Chile, for technical assistance and services, including management, financial, and technical advisory services, as well for the sale and marketing of its advertising space, and related activities, is in full force and effect. Pursuant to such agreement and to the services referred do therein, DEBTOR undertakes to pay to Claxson Chile a maximum annual remuneration for the sum in pesos equivalent to up to 71,000 Unidades de Fomento plus VAT, plus a maximum variable amount equivalent to the total annual amount of fees payable to Claxson Chile’s advertising sales teams, which amount, shall not in any event be in excess of 3.5% of its consolidated annual sales for this concept. With respect items two), three), four), five), and upon DEBTOR’s written request, Creditors hereby express their disposition to promptly reply to such requirements.

FOURTEENTH: Events of Default and Acceleration Procedure:

A) Events of Default. Each of he following, hereinafter “Events of Default", will be considered a default on the Loans: One) any failure by the DEBTOR to pay in full when and as due any principal Amortization or interest installment in respect of the Loans, owing under this Agreement, or any other sum owing to Creditors under the Loans and the Promissory Notes; Two) any failure by DEBTOR and/or any Guarantor –excluding Claxson Chile– to pay when due, whether upon maturity, acceleration, or otherwise, any other amount owing to the Banks or to any creditor, for a sum in national currency, individually or jointly, equivalent to 17,650 Unidades de Fomento, as evidenced in a judgment ruled by a Court of original jurisdiction, or an attachment in aid of execution upon a judgment pursuant to section 472 of the Civil Code of Procedures, and no one or more defenses have been filed within such term, and such default continues and is uncured for a period of thirty days after the occurrence. Three) any failure by the DEBTOR and/or the Guarantors to perform any of the obligations arising from the Twelfth and/or Thirteenth Clause hereof, and such default continues without being cured for thirty days after occurrence thereof, except for the obligation referred to in item Twelve of the Twelfth Clause hereof, in which case, a case of default shall be deemed to occur if it continues uncured during the three Banking Business Days after occurrence; Four) a) DEBTOR and/or the guarantors (i) shall be declared bankrupt, or shall voluntarily petition for bankruptcy or liquidation proceedings, pursuant to Chilean Bankruptcy Law, or the bankruptcy law of any other jurisdiction; or (ii) an involuntary bankruptcy or liquidation proceeding shall be instituted against them, or any lien shall have been created upon their property, and such Lien has not been removed or discharged for a period of thirty days from the date of its creation; or (iii) shall commence any other proceeding for the liquidation of their property due to having become insolvent or defaulted on their obligations; or (iv) shall make a general transfer of their property in favor of their creditors; or b) shall have commenced off-Court arrangement proceedings, or filed for judicial reorganization or bankruptcy proceedings pursuant to Chilean Bankruptcy Law, or the bankruptcy law of any other jurisdiction; Five) any representation or warranty made by, or deemed made by, DEBTOR and/or any Guarantor hereunder has proven to have been false or misleading; Six) any one or more of DEBTOR’s and/or any Guarantor’s radio broadcasting licenses, as appropriate, excluding Claxson Chile, is lost, or sold, or revoked, and such loss, sale, or revocation involves a reduction of more than 10% of all licenses jointly held at present. For the purposes of this 10% calculation, the radio broadcasting licenses located within the Greater Santiago geographical area shall not be considered; Seven) any failure to perform or comply with any covenants or provisions set forth in this instrument, other than those previously stated, which failure remains uncured for a period of more than thirty days; Eight) where in the Banks’ substantiated opinion, an Adverse Material Change shall have occurred.

B) Loan Acceleration Procedure. If any such Event of Default as described in A) of this Fourteenth Clause occurs, then, Creditors may, individually, and in their sole judgment, declare immediately due and payable all principal amounts owing under their Loans, as appropriate, the interest thereon, and any other amounts owing to such Creditors under this Agreement. The declaration by any Creditor of all Loan amounts owing immediately due and payable, pursuant to this Fourteenth Clause, shall entitle the other Creditors to proceed accordingly, with respect to their Loans. The aforementioned right to accelerate is in addition to any other rights and remedies available to Creditors under applicable laws and/or under any other document executed by and among the parties, whether or not in connection with this Agreement, and to any other rights that under the applicable laws are available to Creditors. Failure by Creditors to exercise the rights available to them under this Clause shall not mean a waiver thereof, and Creditors reserve the powers to exercise them at their convenience.

FIFTEENTH: Loan Documents. This Loan Re-scheduling Agreement does not constitute any novation of the obligations making up the financial liabilities re-scheduled under this instrument, which indebtedness will remain documented in the Promissory Notes or other debt securities currently held by each Bank, and which are listed as Annex A hereof. The notes evidencing the Loans are amended on the date hereof, to include the payment terms agreed upon hereby, and DEBTOR and Guarantors execute, as surety, the relevant extension sheets.

SIXTEENTH: Bonds in Force. One) Pledges on Radio Broadcasting Licenses: a) Public deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8800-2000, whereby Debtor and Guarantors, to the extent applicable, create a commercial pledge pursuant to sections 813 and subsequent ones of the Code of Commerce, over all broadcasting licenses granted by the Ministry of Transportation and Telecommunications of Chile to Debtor and Guarantors, as identified on such instrument; and b) Public deed dated December 12, 2002, subscribed by Santiago City Notary Public José Musalem Saffie, Notarial Record 14,264, whereby Abril created a commercial pledge pursuant to sections 813 and subsequent ones of the Code of Commerce, over the broadcasting license identified therein. Two) Security Interest: a) Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8800-2000, as supplemented by public deed dated May 3, 2000 subscribed by the same Notary Public on Notarial Record 9288-2000, whereby Debtor and Grantors, to the extent applicable, create a security interest pursuant to the provisions of Law 18,112 on the chattels owned by Debtor and Guarantors, and which are identified therein; and b) Public Deed dated June 2, 2003, subscribed by Santiago City Notary Public José Musalem Saffie, Notarial Record 6,173-2003, whereby IBEROAMERICAN and Claxson create a security interest on the vehicles owned by DEBTOR and Claxson Chile, and which are identified therein. Three) Pledge on Trade Marks: a) Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8800-2000, whereby Debtor and Guarantors, to the extent applicable, create a commercial pledge pursuant to sections 813 and subsequent ones of the Code of Commerce, over all trade marks owned by them and which are identified therein; b) Public Deed dated December 12, 2002, subscribed by Santiago City Notary Public José Musalem Saffie, Notarial Record 14,262-2002, whereby Abril creates a commercial pledge pursuant to sections 813 and subsequent ones of the Code of Commerce, over all trade marks owned by them and which are identified therein; Four) Pledge on securities: a) Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8800-2000, whereby Debtor,, Claxson Chile, Radio Holdings and Radiodifusión created a pledge pursuant to the provisions of Law 4287 on their shares of capital stock of Radio Holdings, Radio Uno, Radiodifusión, Blaya, Compañía de Radios, Aurora, y Transitoria, as identified therein; and b) Public Deed dated December 12, 2002, subscribed by Santiago City Notary Public José Musalem Saffie, Notarial Record 14,263-2002, whereby DEBTOR and Claxon Chile created a pledge pursuant to the provisions of Law 4287 on their shares of Abril’s capital stock, and which are identified therein. Five) Commitment to Create a Commercial Pledge on the Radio Broadcasting Licenses and Trade Marks: Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8805-2000, whereby Debtor and Guarantors undertake the obligation to create and maintain in force, for the term of the Loan Agreements, a commercial pledge pursuant to sections 813 and subsequent ones of the Code of Commerce, over all their radio broadcasting licenses and trade marks that acquired or owned by any of the above after the date of execution of the Loan Agreement. Six) Commitment to Create a Security Interest: Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8804-2000, whereby Debtor and Guarantors undertake the obligation to create and maintain in force, for the term of the Loan Agreements, a security interest pursuant to Law 18,112, or any other kind of applicable pledge pursuant to the provisions of the law, over the chattels acquired or owned by any of the above after the date of execution of the Loan Agreement for an individual value equal to or higher than ten thousand Dollars. Seven) Conditional Assignment of Rights under the Leasing Contract: Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8807-2000, whereby, Blaya y Vega S.A., conditionally assigned, with Banco Santander’s consent, their rights under the Leasing Contract executed in public deed dated April 29, 1999, subscribed by Santiago City Notary Public Mr. Eduardo Pinto Peralta, between Blaya y Vega S.A., and Banco Santander, in favor of the Creditors under the Loan Agreements. By the same instrument, Blaya y Vega S.A., declare and undertake that, in the event of exercising their purchase option right over the property subject matter of the Leasing Contract, Blaya y Vega S.A., or their successors or assigns, will create a first degree mortgage in favor of the Creditors as security for the obligations assumed by Radio Uno and the Guarantors under the Loan Agreements and the Promissory Notes. Eight) Commitment to Create a Mortgage: Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8808-2000, whereby Debtor and Guarantors, excluding Claxson Chile, undertake the obligation to create and maintain in force, for the term of the Loan Agreements, a first degree mortgage over the real estate owned by Debtor and its Subsidiaries after the date of execution of the Loan Agreement for an individual value equal to or higher than forty thousand Dollars. Nine) Mortgage: Public

Deed dated September 12, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 20275-2000, whereby Blaya creates a first degree mortgage on the property located at 1792 Federico Froebel St., Providencia District, Santiago, registered to its name on page 8426, Nº 9367, of the Santiago Real Estate Register Registro de Propiedad del Conservador de Bienes Raíces for year 1999. Ten) Surety and Joint and Several Guarantee: a) Public Deed dated April 26, 2000, subscribed by Santiago City Notary Public Eduardo Pinto Peralta, Notarial Record 8809-2000, whereby Claxson Chile, Blaya, Radio Holdings, Compañía de Radios, Radiodifusión, Transitoria, Aurora and El Litoral, became surety and jointly & severally liable co-obligors of Radio Uno obligations with creditors under the Loan Agreements and the Promissory Notes; and b) Public Deed dated December 12, 2002, subscribed by Santiago City Notary Public José Musalem Saffie, Notarial Record 14,265-2000, whereby Abril became jointly and severally liable co-obligors of IBEROAMERICAN obligations with Creditors under the Loans and the Promissory Notes.

SEVENTEENTH: Assignments. DEBTOR and/or Guarantors may not, unless with prior Creditors’ consent, assign and/or transfer this Agreement, and neither the rights nor obligations arising there from. Each of the Creditors may assign and/or transfer, in full or in part, the rights and the claims arising from this instrument, or from the Promissory Notes subscribed there under, to any other Creditor subscribing this instrument, without prior DEBTOR and Guarantors consent therefore. Where the full or partial assignment is made to another bank or financial institution established in Chile, other than Creditors’, such assignment will require DEBTOR’s prior and written consent, which consent will not be unreasonably withheld. The assignment by Creditors, in full or in part, of the Loans will include the sureties, privileges, mortgages, and all other guarantees. DEBTOR and Guarantors will not assume any cost, expense, or tax whatsoever incurred in, or relating to the assignment of claims by any of the Creditors in connection with this Clause.

EIGHTEENTH: Acceptance of Guarantors. Messrs. Marcelo Zúñiga Vettiger and Andrés Fernández Walker, on behalf of Guarantors, expressly accept all the terms and conditions of the Loans and the Promissory Notes, and extend such terms and conditions to all Guarantees referred to in the Sixteenth Clause above, and to any surety, joint and several obligation, pledges, mortgages, and other documents executed and delivered, or to be delivered as security of the Loans and the Promissory Notes. The Banks and the Guarantors, as duly represented by proxy, hereby agree to amend all Guarantees referred to in the Sixteenth Clause above, and any surety, joint and several obligation, pledges, mortgages, and other documents executed and delivered, extending such sureties to the Loans, the Promissory Notes and the obligations arising from this Agreement, all of which are ratified in whole by Guarantors.

NINETEENTH: Fees. DEBTOR hereby becomes liable to every one of the Banks in respect of: One) a structuring fee equivalent to 1.0% plus VAT, over the total principal amount of the Loans owed by DEBTOR to each of the Banks pursuant to this instrument, hereinafter, the “Structuring Fee", payable one time only, in Pesos pro rata to their respective holdings, on the date of execution of this Agreement; Two) a fee equivalent to 10,000 United States Dollars plus VAT, payable annually in United States Dollars, to the Administrative Agent Bank, commencing on the date of execution of this Agreement, and on each anniversary of the execution hereof, hereinafter the “Administrative Agent Bank Fee"; and Three) a fee equivalent to 825 Unidades de Fomento plus VAT, hereinafter the “Agent Banks Fee", payable one time only, in Pesos, to each of Corp Asesorías Financieras S.A., and Scotiabank, on the date of execution of this Agreement.

TWENTIETH: Additional Representations by the parties. The parties hereby represent that: One) This Loan Re-Structuring Agreement is not, in its nature, an off-Court Agreement which type of agreement is governed by Section 169 and subsequent ones of the Bankruptcy Law, but an Agreement which purpose is described in the Fourth Clause of this instrument; and Two) All the provisions contained herein replace and supersede any others provided or described or agreed upon by and between any of the Banks and IBEROAMERICAN and/or the Guarantors, prior to the date hereof, and by any instrument executed, agreed or accepted by DEBTOR and/or the Guarantors, particularly, all such provisions contained in the documents identified in the Second Clause, paragraph A, item one) hereof.

TWENTY-FIRST: Severability. If for any reason whatsoever any provision of this Agreement becomes illegal or unenforceable, the illegality or unenforceability thereof shall not in any way affect or impair the legality or enforceability of the remaining provisions of this instrument.

TWENTY-SECOND: Expenses and Taxes. Subject to the provisions of the Seventh Clause of this Agreement, all taxes, duties, and expenses, including legal counsel fees, incurred or accrued or levying or arising from the execution of this Agreement, the Loans, the Promissory Notes, or the documents executed, delivered, or subscribed there under shall be at DEBTOR’s sole expense, as will be the costs and expenses arising from any amendments and extensions thereof, and all expenses and fees incurred in the preparation and signature of this public deed, and all expenses incurred in any instruments and proceedings subsequent to the execution hereof, or arising from this Agreement, or from the documents to be subscribed in connection thereto, including any costs that Creditors may incur in connection with the compulsory execution of this Agreement.

TWENTY-THIRD: Notices. Communications. All notices given hereunder shall be given to: If the notice or communication is to IBEROAMERICAN RADIO CHILE S.A., CLAXSON CHILE S.A., BLAYA Y VEGA S.A., IBEROAMERICAN RADIO HOLDINGS CHILE S.A., COMPAÑÍA DE RADIOS S.A., RADIOIDIFUSIÓN IBEROAMERICAN CHILE S.A., RADIODIFUSORA TRANSITORIA S.A., AURORA S.A., SOCIEDAD DE RADIODIFUSIÓN EL LITORAL LIMITADA or to ABRIL S.A.: it shall be sent to 1783 Eliodoro Yáñez St., Providencia, Santiago; telephone: 3902052; Telefax: 3812056; for the attention of: Mr. Andrés Fernández Walker: e-mail: afernandez@claxson.com. If the notice or communication is to CORPBANCA: address: 1072 Huérfanos St., Santiago, Chile; Telephone: 6876016; Telefax: 6878670; for the attention of Mr. Mauricio Paine; e-mail: mpaine@corpbanca.cl. If the notice of communication is to SCOTIABANK SUD AMERICANO: address: 226 Morandé St., Santiago; telephone: 6926931; telefax: 6926220; for the attention of Mr. Edgardo Negrete; e-mail: enegrete@scotiabank.cl. If the notice or communication is to BANKBOSTON N.A., Chilean branch; address: 3457 Apoquindo Ave., Las Condes, Santiago; telephone: 68602; telefax: 6860772; for the attention of Ms. Paulina Valdés del Río; e-mail: pvaldes@bkb.com.

TWENTY-FOURTH: Address. Jurisdiction. For all purposes relating to this Agreement, the appearing parties establish their domicile in the city and district of Santiago, and submit themselves to the competent jurisdiction of the Ordinary Courts of Justice. REPRESENTATIVE AUTHORITY. Mr. Pablo de la Cerda Merino’s representative authority to represent CORPBANCA is evidenced in deed dated January 17, 2003, subscribed by Santiago’s Notary Public Patricio Zaldívar Machenna. Mr. FELIPE CONCHA VALDERRAMA’s representative authority to represent CORPBANCA is evidenced in deed dated February 13, 1996, subscribed by Santiago’s Notary Public Gonzalo de la Cuadra Fabres and in deed dated January 29, 1998 subscribed by Santiago’s Notary Public Kamel Saquel Zaror. Ms. PAULINA VALDÉS DEL RÍO’s and Mr. LUIS RECABARREN MARTÍNEZ’ representative authority to represent BANKBOSTON N.A., CHILE BRANCH, is evidenced in deed dated July 20, 2000, subscribed by Santiago’s Notary Public Patricio Raby Benavente. Mr. Claudio Tessa Ferrada’s and Mr. Eduardo Jofré Pérez’ representative authority to represent Scotiabank Sud Americano, is evidenced in deeds dated February 20, 1998, subscribed by Santiago’s Notary Public Enrique Morgan Torres, and March 1, 2000, subscribed by Santiago’s Notary Public Eduardo Diez Morello. Mr. Andrés Fernández Walker’s and Mr. Marcelo Zúñiga Vettiger’ representative authority to represent IBEROAMERICAN RADIO CHILE S.A., CLAXSON CHILE S.A., BLAYA Y VEGA S.A., IBEROAMERICAN RADIO HOLDINGS CHILE S.A., COMPAÑÍA DE RADIOS S.A., RADIODIFUSIÓN IBEROAMERICAN CHILE S.A., RADIODIFUSORA TRANSITORIA S.A., AURORA S.A., SOCIEDAD DE RADIODIFUSIÓN EL LITORAL LIMITADA, and ABRIL S.A. is evidenced in deeds dated June 24, 2004 subscribed by Santiago’s Notary Public Eduardo Avello Concha. The above-mentioned representative authorities are not attached hereto due to being known to the parties and to the authorizing Notary Public. These presents having been read to the appearing parties, the parties coming before me, hereunto set their hands before me. I hereby issue this CERTIFIED COPY. I attest.

[signed] on behalf of CORPBANCA by FELIPE CONCHA VALDERRAMA

[signed] on behalf of CORPBANCA by PABLO DE LA CERDA MERINO

[signed] on behalf of SCOTIABANK SUD AMERICANO by CLAUDIO TESSA FERRADA

[signed] on behalf of SCOTIABANK SUD AMERICANO by Eduardo Jofré Pérez

[signed] on behalf of BANKBOSTON N.A., Chile Branch by PAULINA VALDÉZ DEL RÍO [in hand-writing] 8,451,165-K

[signed] on behalf of IBEROAMERICAN RADIO CHILE S.A., CLAXSON CHILE S.A., BLAYA Y VEGA S.A., IBEROAMERICAN RADIO HOLDINGS CHILE S.A., COMPAÑÍA DE RADIOS S.A., RADIODIFUSIÓN IBEROAMERICAN CHILE S.A., RADIODIFUSORA TRANSITORIA S.A., AURORA S.A., SOCIEDAD DE RADIODIFUSIÓN EL LITORAL LIMITADA, and ABRIL S.A. by MARCELO ZÚÑIGA VETTIGER

[signed] on behalf of IBEROAMERICAN RADIO CHILE S.A., CLAXSON CHILE S.A., BLAYA Y VEGA S.A., IBEROAMERICAN RADIO HOLDINGS CHILE S.A., COMPAÑÍA DE RADIOS S.A., RADIODIFUSIÓN IBEROAMERICAN CHILE S.A., RADIODIFUSORA TRANSITORIA S.A., AURORA S.A., SOCIEDAD DE RADIODIFUSIÓN EL LITORAL LIMITADA, and ABRIL S.A. by ANDRÉS FERNÁNDEZ WALKER

There follow two illegible signatures and the stamped seal of PATRICIO ZALDÍVAR MACKENNA, 18th NOTARY, Santiago, Chile.

CERTIFIED that this is a true and correct copy of the original deed. Santiago, June 30, 2004. There follows an illegible signature and three stamped seals of PATRICIO ZALDÍVAR MACKENNA, 18th NOTARY, Santiago, Chile.

[last page reads as follows] INVALID followed by the stamped seal of PATRICIO ZALDÍVAR MACKENNA, 18th NOTARY, Santiago, Chile.

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